Exhibit 11



                                                     Year ended December 31,
                                                  ----------------------------------------------
                                                           2003            2002            2001
                                                  --------------   -------------   -------------
Basic:
    Weighted average shares outstanding              12,414,816      12,630,964      12,724,282
                                                  ==============   =============   =============

    Net (loss) income:
         (Loss) income before cumulative effect
          of
            change in accounting principle              $(3,533)           $(57)           $908
         Cumulative effect of change in
          accounting
            principle                                         -          (5,733)              -
                                                  --------------   -------------   -------------
         Net (loss) income                              $(3,533)        $(5,790)           $908
                                                  ==============   =============   =============

    Basic (loss) income per share:
         (Loss) income before cumulative effect
          of
            change in accounting principle               $(0.28)             $-           $0.07
         Cumulative effect of change in
          accounting
            principle                                         -           (0.46)              -
                                                  --------------   -------------   -------------
         Total                                           $(0.28)         $(0.46)          $0.07
                                                  ==============   =============   =============

Diluted:
    Weighted average shares outstanding              12,414,816      12,630,964      12,724,282

    Net effect of dilutive stock options and
     warrants
       based on the treasury stock method
       using the year-end market price, if
       higher than average market price                       -               -          17,840

                                                  --------------   -------------   -------------
    Total                                            12,414,816      12,630,964      12,742,122
                                                  ==============   =============   =============

    Net (loss) income:
         (Loss) income before cumulative effect
          of
            change in accounting principle              $(3,533)           $(57)           $908
         Cumulative effect of change in
          accounting
            principle                                         -          (5,733)              -
                                                  --------------   -------------   -------------
         Net (loss) income                              $(3,533)        $(5,790)           $908
                                                  ==============   =============   =============

    Diluted (loss) income per share:
         (Loss) income before cumulative effect
          of
            change in accounting principle               $(0.28)             $-           $0.07
         Cumulative effect of change in
          accounting
            principle                                         -           (0.46)              -
                                                  --------------   -------------   -------------
         Total                                           $(0.28)         $(0.46)          $0.07
                                                  ==============   =============   =============
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